Exhibit 10.1
CONSENT
to
TERMINATE LTIP TARGET UNITS
and
AMEND EMPLOYMENT AGREEMENT
of
GLENN BLUMENTHAL
     CONSENT, dated as of April 30, 2007 (the “Consent”), between First States Group, L.P., a Delaware limited partnership (the “Company”), American Financial Realty Trust, a Maryland real estate investment trust (the “REIT”), and Glenn Blumenthal (the “Executive”).
RECITALS
     WHEREAS, the Executive previously entered into an Employment Agreement with the Company, dated August 30, 2005 (“Employment Agreement”);
     WHEREAS, the REIT is a limited partner and the sole owner of the general partner of the Company, and has guaranteed the obligations of the Company under the Employment Agreement;
     WHEREAS, on March 1, 2006, Target Units (the “Target Units”) were awarded under the REIT’s 2006 Long-Term Incentive Plan (the “LTIP”) to executives of the Company and, as of the date of this Consent, the participants in the LTIP, each of whom holds Target Units, are as follows: Brian S. Block, Glenn Blumenthal, Jeffrey P. Foster, Sonya A. Huffman, Edward J. Matey Jr. and David J. Nettina (collectively, the “LTIP Participants”);
     WHEREAS, the Compensation and Human Resources Committee of the Board of Trustees of the REIT (the “Compensation Committee”), in its capacity as the administrator of the LTIP, has approved the termination of the LTIP, and authorized the Company and the REIT, to enter into agreements with each of the LTIP Participants to terminate their Target Units;
     WHEREAS, the Executive desires to terminate all of the Executive’s 480,000 Target Units (the “Executive Target Units”);
     WHEREAS, the Company, the REIT and the Executive mutually desire to amend the Employment Agreement as provided in this Consent;
     WHEREAS, the Compensation Committee has approved a new grant of restricted common shares upon the execution and delivery of this Consent; and

NOW, THEREFORE, the REIT, the Company and the Executive, intending to be legally bound hereby, agree as follows:
     1. Termination of Executive Target Units. The Executive Target Units are hereby terminated, and the Executive consents to the termination of the Executive Target Units. The Executive also consents to the termination of the LTIP and acknowledges that the LTIP no longer has any force or effect with respect to the Executive.
     2. Grant of Restricted Common Shares. Upon the execution and delivery of this Consent, the Company is granting to the Executive 240,000 restricted common shares on the terms set forth in the form of 2007 Restricted Common Shares Award Agreement attached to this Consent (the “New Restricted Share Grant”).
     3. Amendments to Employment Agreement. The parties hereto consent and agree to the amendments to the Employment Agreement set forth under paragraphs (a) and (b) below:
     (a) The New Restricted Share Grant shall not be subject to any provision of the Employment Agreement, including without limitation any provision with respect to vesting or accelerated vesting.
     (b) The definition of “Change of Control Severance Payment” in the Employment Agreement is amended to remove any reference to restricted common share grants, and therefore is restated to mean the following:
“2.5 multiplied by the sum of (i) the Executive’s average annual Base Salary for the three calendar year period immediately prior to the Executive’s date of termination, which for this purpose is determined by taking the Executive’s Base Salary in effect on the Executive’s date of termination, as well as the Executive’s Base Salary in effect for the immediately preceding two calendar years, plus (ii) the average annual cash incentive bonus actually received by the Executive for the three full fiscal year periods that immediately preceded Executive’s date of termination.”
     (c) The parties hereto intend to enter into a comprehensive amendment and restatement of the Employment Agreement on such terms and conditions as the parties shall mutually agree, which shall contain the foregoing amendments.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Consent to be duly executed as of the date first above written.

FIRST STATES GROUP, L.P.			GLENN BLUMENTHAL
By:		First States Group, LLC
Its general partner

By:
Harold W. Pote
President and Chief Executive Officer

AMERICAN FINANCIAL REALTY TRUST

By:
Harold W. Pote
President and Chief Executive Officer